UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 15, 2011

SHORETEL, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33506	77-0443568
(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 331-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On November 15, 2011, the Company’s stockholders voted on the following four matters and cast their votes as described below:

(1)	The election of two Class II directors to the Board of Directors to hold office for a three-year term;
(2)	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2012;
(3)	The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and
(4)	The frequency, on an advisory basis, for future advisory votes on executive compensation.

The following is a summary of the voting results for each matter presented to the stockholders:

Proposal I – Election of Class II Directors

The Company’s stockholders elected two Class II directors to the Board of Directors to serve for a three-year term or until their successors are duly elected and qualified as set forth below:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes

Peter Blackmore	35,885,176	1,152,254	7,443,180

Kenneth D. Denman	33,203,213	3,834,217	7,443,180

Proposal II – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for the Fiscal Year Ending June 30, 2012

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2012 as set forth below:

For	Against	Abstain
43,599,552	816,351	64,707

Proposal III – Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers

The Company’s stockholders cast their votes with respect to the advisory vote on approval of the compensation of the Company’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Votes
34,679,308	2,348,002	10,120	7,443,180

Proposal IV – Frequency, on an advisory basis, for future advisory votes on executive compensation

The Company’s stockholders cast their votes with respect to the advisory vote on the frequency for future advisory votes on executive compensation as set forth below:

1 Year	2 Year	3 Year	Abstain	Broker Non- Votes
34,964,979	22,641	2,044,189	5,621	7,443,180

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHORETEL, INC.

By:	/s/ Ava M. Hahn
VP & General Counsel

Date: November 16, 2011